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                                CREDIT AGREEMENT

                          Dated as of December 29, 2005

                                      among

                            SMP MOTOR PRODUCTS LTD.,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                       GE CANADA FINANCE HOLDING COMPANY,

                              as Agent and Lender,

                            GE CAPITAL MARKETS, INC.

                         as Lead Arranger and Bookrunner

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

                                TABLE OF CONTENTS

                                                                            Page

1.    AMOUNT AND TERMS OF CREDIT...............................................1
      1.1   Credit Facilities..................................................1
      1.2   INTENTIONALLY OMITTED..............................................2
      1.3   Prepayments........................................................2
      1.4   Use of Proceeds....................................................3
      1.5   Interest and Applicable Margins....................................3
      1.6   INTENTIONALLY OMITTED..............................................5
      1.7   INTENTIONALLY OMITTED..............................................5
      1.8   INTENTIONALLY OMITTED..............................................5
      1.9   Fees...............................................................5
      1.10  Receipt of Payments................................................5
      1.11  Application and Allocation of Payments.............................5
      1.12  Loan Account and Accounting........................................6
      1.13  Indemnity..........................................................6
      1.14  Access.............................................................7
      1.15  Taxes..............................................................8
      1.16  Capital Adequacy; Increased Costs; Illegality......................9
      1.17  Single Loan.......................................................10
      1.18  Currency Matters..................................................10

2.    CONDITIONS PRECEDENT....................................................10
      2.1   Conditions to the Loan............................................10
      2.2   Further Conditions to Each Loan...................................11

3.    REPRESENTATIONS AND WARRANTIES..........................................12
      3.1   Representations and Warranties....................................12

4.    FINANCIAL STATEMENTS AND INFORMATION....................................14
      4.1   Reports and Notices...............................................14
      4.2   Communication with Accountants....................................15

5.    COVENANTS...............................................................15
      5.1   Covenants.........................................................15
      5.2   Additional Covenants..............................................16

6.    INTENTIONALLY OMITTED...................................................16

7.    TERM....................................................................17
      7.1   Termination.......................................................17
      7.2   Survival of Obligations Upon Termination of Financing
            Arrangements......................................................17

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................17
      8.1   Events of Default.................................................17
      8.2   Remedies..........................................................17
      8.3   Waivers by Credit Parties.........................................18

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.....................18
      9.1   Assignment and Participations.....................................18
      9.2   Appointment of Agent..............................................20
      9.3   Agent's Reliance, Etc.............................................21
      9.4   INTENTIONALLY OMITTED.............................................22
      9.5   INTENTIONALLY OMITTED.............................................22
      9.6   INTENTIONALLY OMITTED.............................................22
      9.7   Successor Agent...................................................22
      9.8   INTENTIONALLY OMITTED.............................................22
      9.9   Loans; Payments; Non-Funding Lenders; Information; Actions in
            Concert...........................................................22

10.   SUCCESSORS AND ASSIGNS..................................................24
      10.1  Successors and Assigns............................................24

11.   MISCELLANEOUS...........................................................24
      11.1  Complete Agreement; Modification of Agreement.....................24
      11.2  Amendments and Waivers............................................24
      11.3  Fees and Expenses.................................................26
      11.4  No Waiver.........................................................27
      11.5  Remedies..........................................................28
      11.6  Severability......................................................28
      11.7  Conflict of Terms.................................................28
      11.8  Confidentiality...................................................28
      11.9  GOVERNING LAW.....................................................28
      11.10 Notices...........................................................29
      11.11 Section Titles....................................................30
      11.12 Counterparts......................................................30


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

      11.13 Press Releases and Related Matters................................30
      11.14 Reinstatement.....................................................30
      11.15 Advice of Counsel.................................................30
      11.16 No Strict Construction............................................31
      11.17 Judgment Currency.................................................31
      11.18 Joint and Several Obligations.....................................31

                               INDEX OF APPENDICES

Annex A (Recitals)          -  Definitions
Annex B                     -  Intentionally Omitted
Annex C (Section 1.8)       -  Cash Management System
Annex D (Section 2.1(a))    -  Closing Checklist
Annex E                     -  Intentionally Omitted
Annex F                     -  Intentionally Omitted
Annex G                     -  Intentionally Omitted
Annex H (Section 9.9(a))    -  Lenders' Wire Transfer Information
Annex I (Section 11.10)     -  Notice AddressesAnnex J (from Annex A-
  Commitments definition)   -  Commitments as of Closing Date

Exhibit 1.1                 -  Form of Term Note
Exhibit 1.5(e)              -  Form of Notice of Conversion/Continuation - LIBOR
Schedule 1.1                -  Agent's Representatives

            This CREDIT AGREEMENT (this "Agreement"), dated as of December o 2005 among SMP MOTOR PRODUCTS LTD., a corporation amalgamated under the laws of Canada ("Borrower"); the other Credit Parties signatory hereto; GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company (in its individual capacity, "GE Finance"), for itself, as Lender, and as Agent for the Secured Parties; the other Lenders signatory hereto from time to time and GE Capital Markets, Inc. as Lead Arranger and Bookrunner.

                                    RECITALS

            WHEREAS, Borrower has requested that Lenders extend term credit facilities to Borrower of up to Seven Million Dollars ($7,000,000) to enable the Borrower to make a loan or pay a dividend in an amount not exceeding $7,000,000 to its parent corporation, Standard Motor Products, Inc. ("Parent"), and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

            WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and other Secured Parties, a security interest in and lien upon, all of its existing and after-acquired personal and real property; and

            WHEREAS, Credit Parties have agreed to guarantee the obligations of Borrower under the Loan Documents and to secure all of their obligations under the Loan Documents by granting to Agent or the US Agent, as the case may be, for the benefit of Secured Parties, a security interest in and lien upon substantially all of their existing and after acquired personal and real property; and

            WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

            1.1 Credit Facilities.

            (a) Subject to the terms and conditions hereof, each Lender agrees to make a term loan denominated in US Dollars (collectively, the "Term Loan") on the Closing Date to Borrower in the original principal amount equal to its Term Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1 (each, a "Term Note" and, collectively, the "Term Notes"), and, except as provided in Section 1.12, Borrower shall execute and deliver each Term Note to the applicable Lender. Each Term Note shall represent the obligation of Borrower to pay the amount of the applicable Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

            (b) The aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

            (c) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Lender.

            1.2 INTENTIONALLY OMITTED

            1.3 Prepayments.

            (a) Voluntary Prepayments. Borrower may at any time on at least five
(5) days' prior written notice to Agent voluntarily prepay all or part of the Term Loan; provided that any such prepayments shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess of such amount. Any such voluntary prepayment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Any partial prepayments of the Term Loan made by Borrower shall be applied to prepay the Term Loan.

            (b) Mandatory Prepayments.

                  (i) Immediately after receipt by Borrower or any of its Subsidiaries of any cash proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8(a) of the US Credit Agreement), Borrower shall prepay the Loan in an amount equal to all such proceeds, net of
(A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower or any of its Subsidiaries in connection therewith (in each case, paid to non-Affiliates), (B) goods and services taxes, sales taxes and transfer taxes, as applicable, (C) amounts payable to holders of senior Liens on such assets (to the extent such Liens constitute Permitted Encumbrances), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (ii) If the Borrower issues Stock to any Person other than the Parent, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Section 1.3(b) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; and third, to prepay the principal amount of the Term Loan, until the Term Loan shall have been prepaid in full.

            (d) Application of Prepayments from Insurance Proceeds and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) of the US Credit Agreement and the Mortgage(s), respectively, shall be applied to the Term Loan.

            (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement, the other Loan Documents, the US Credit Agreement or the US Loan Documents.

            1.4 Use of Proceeds.Borrower shall utilize the proceeds of the Loan solely to enable the Borrower to make a loan or pay a dividend to the Parent in an amount not exceeding $7,000,000.

            1.5 Interest and Applicable Margins.

            (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Loan being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin per annum, or at the election of the Borrower and absent the existence of a Default or Event of Default, the LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum.

            As of the Closing Date, the Applicable Revolver Index Margin is 0.25 % and the Applicable Revolver LIBOR Margin is 2.00%.

            (b) Extension to Next Business Day. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate(s) during such extension.

            (c) Calculation of Rates. All computations of Fees and interest in this Agreement or in any other Loan Document shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder and under any other Loan Document shall be, absent manifest error, presumptive evidence of the correctness of such rates and Fees.

            (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) of the US Credit Agreement, or so long as any other Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans shall, subject to the INTEREST ACT (Canada), be increased by two percentage points (2%) per annum above the rate of interest otherwise applicable hereunder unless Agent (not having received any prior written request of Requisite Lenders and, in any event, subject to the consent of Requisite Lenders) elects to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

            (e) Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (A) convert any LIBOR Loan to an Index Rate Loan, and subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (B) continue any LIBOR Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued LIBOR Loan shall commence on the first day after the last day of the LIBOR Period of the LIBOR Loan to be continued; provided, however, that no Loan, or any part thereof, shall be made as, converted to, or continued at the expiration of the LIBOR Period therefor as a LIBOR Loan if any Default or Event of Default has occurred and is continuing. Any Loan having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 am (Toronto time) on the third Business Day prior to (1) the date of any proposed Loan which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loan to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Toronto time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation-LIBOR Rate") in the form of Exhibit 1.5(e).

            (f) Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 1.5, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Borrower shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to Borrower. Any amount or rate of interest referred to in this Section 1.5(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

            (g) INTEREST ACT (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

            1.6 INTENTIONALLY OMITTED

            1.7 INTENTIONALLY OMITTED

            1.8 INTENTIONALLY OMITTED

            1.9 Fees. Borrower shall pay to GE Finance, individually, the Fees specified in the GE Finance Fee Letter to be payable by the Borrower at the times specified for payment therein.

            1.10 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (Toronto time) on the day when due for value on that day to the Collection Account. For purposes of computing interest and Fees, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. Toronto time. Payments received after 2:00 p.m. Toronto time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Without limiting Section 11.18, if Agent receives any payment from or on behalf of a Credit Party in any currency other than US Dollars, Agent may convert the payment (including the proceeds of realization upon any collateral) into US Dollars, at the rate of exchange (as such term is defined in Section 11.17).

            1.11 Application and Allocation of Payments. So long as no Default or Event of Default has occurred and is continuing, (i) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (ii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to the Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Loan; (3) to principal payments on the Loan; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

            1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loan setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall be, absent manifest error, presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Term Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

            1.13 Indemnity.

            (a) Each Credit Party that is a signatory hereto shall indemnify and hold harmless each Secured Party and their respective Affiliates, and each such Person's respective officers, directors, employees, legal counsel, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, orders, claims, damages, losses, liabilities and expenses (including reasonable legal fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as a result of or in connection with credit having been extended, suspended or terminated under this Agreement or the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and (absent manifest error) such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

            1.14 Access. Each Credit Party that is a signatory hereto shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party; provided, however, that unless a Default or Event of Default has occurred and is continuing, Borrower's obligation to pay for such audits shall be limited to three per calendar year. If a Default or Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral, as determined by Agent, the Borrower shall and shall ensure that each other Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. The Borrower shall and shall ensure that each other Credit Party shall make available to Agent and its counsel, reasonably promptly originals or copies of all books and records that Agent may reasonably request. The Borrower shall and shall ensure that each other Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

            1.15 Taxes.

            (a) Any and all payments by or on behalf of a Credit Party hereunder or under the Term Notes or any other Loan Document shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If a Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Term Notes or any other Loan Document, (i) the sum payable shall be increased as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.15), the Secured Parties, as applicable, receive an amount equal to the sum they would have received had no such withholdings or deductions been made, (ii) the applicable Credit Party shall make such withholdings and deductions, and (iii) the applicable Credit Party shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

            (b) In addition, each Credit Party that is a signatory hereto agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income or capital of Agent or any other Secured Party by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.15, it shall notify Borrower thereof.

            (c) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and within ten (10) days of demand therefor, pay Agent and each other Secured Party for the full amount of Taxes (excluding Taxes imposed on or measured by the net income or capital of Agent or any other Secured Party by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof but including any Taxes imposed by any jurisdiction on amounts payable by such Credit Party under this Section 1.15) paid by Agent or such other Secured Party, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            1.16 Capital Adequacy; Increased Costs; Illegality.

            (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall be, absent manifest error, presumptive evidence of the matters set forth therein.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be, absent manifest error, presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender in Canada without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

            (d) Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loan and Commitments to such Replacement Lender for an amount equal to the principal balance of the Loan held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety
(90) days thereafter, Borrower's rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

            1.17 Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

            1.18 Currency Matters.

            Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Secured Parties shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in U.S. Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of U.S. Dollars on the date of calculation, comparison, measurement or determination.

2. CONDITIONS PRECEDENT

            2.1 Conditions to the Loan. No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and
Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including a copy of the US Credit Agreement, and all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

            (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) a certificate of an officer of the Borrower in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

            (c) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Finance Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

            (d) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its reasonable discretion.

            (e) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit with results reasonably satisfactory to Agent.

            (f) Consummation of Related Transactions. Agent shall have received final and complete copies of each of the Related Transactions Documents, each of which shall be in full force and effect in form and substance reasonably satisfactory to Agent. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

            2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, or convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

            (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders have determined not to make such Loan, convert or continue any Loan as LIBOR Loan as a result of the fact that such warranty or representation is untrue or incorrect; or

            (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent or Requisite Lenders have determined not to make such Loan or convert or continue the Loan as a LIBOR Loan as a result of the fact that such event or circumstance has occurred.

            (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to the Loan, and Agent or Requisite Lenders shall have determined not to make the Loan or convert or continue the Loan as a LIBOR Loan as a result of that Default or Event of Default.

The request and acceptance by Borrower of the proceeds of the Loan or the conversion or continuation of the Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

            3.1 Representations and Warranties

            To induce Lenders to make the Loan, each Credit Party executing this Agreement makes the representations and warranties contained in Section 3 of the US Credit Agreement (other than Section 3.24) to Agent and each Lender, each and all of which shall survive the execution and delivery of this Agreement and each and all of which shall have the same effect as if such representations and warranties were made directly to the Agent and the Lenders in this Agreement. Such Section 3 is hereby incorporated by reference into this Agreement with the following exceptions:

            (a) all references to the "Agent and Lenders" therein, shall be read as references to the Agent and Lenders as defined herein, all references to the "Borrowers" and "Borrower Representative" therein shall be read as references to the "Borrower" as defined herein, and all references to "ERISA" therein shall be read as references to "Canadian Pension Plans" and "Canadian Benefit Plans" as defined herein,

            (b) the reference in Section 3.3 therein to "Section 2.1(c)" shall be read as "Section 2.1(b)" of this Agreement,

            (c) except as otherwise defined herein, all capitalized terms used in such Section 3, shall have the meanings giving to such terms in the US Credit Agreement, and

            (d) Sections 3.9, 3.12, 3.17 and 3.20, as they relate to Borrower, shall be replaced by the sections bearing the same numbers as set out below:

            3.9 Government Regulation. The Borrower is not subject to regulation under any Canadian federal law or any provincial, local or foreign law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loan by Lenders to Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any applicable statute or any rule, regulation, order or policy of or issued by any securities commission, securities exchange or other securities regulatory authority.

            3.12 Canadian Pension Plan and Benefit Plans. As of the Closing Date, Disclosure Schedule (3.12) lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by Borrower. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. The Borrower has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.12), there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule (3.12), each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). Each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec Pension Plans, employment insurance and employment income taxes.

            3.17 Environmental Matters.

            (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of the presence of any Hazardous Material except for such presence that would not adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are, and have been in compliance with, all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in any Environmental Liability that could reasonably be expected to exceed $100,000 in the aggregate; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

            3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar provincial, local or foreign law.

4. FINANCIAL STATEMENTS AND INFORMATION

            4.1 Reports and Notices.

            (a) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, and other information at the times, to the Persons (including, for greater certainty, the Agent or the Agent and the Lenders) and in the manner set forth in Annex E of the US Credit Agreement. For greater certainty, to the extent any such Financial Statements, notices, Collateral Reports and other information is delivered pursuant to the terms of the US Credit Agreement, the Credit Parties shall have no further obligation hereunder.

            (b) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports at the times, to the Persons (including, for greater certainty, the Agent or the Agent and the Lenders) and in the manner set forth in Annex F of the US Credit Agreement.

            4.2 Communication with Accountants. Each Credit Party authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Grant Thornton LLP, and authorizes and at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to each Credit Party (including copies of any issued management letters) with respect to the business, results of operations and financial condition of any Credit Party. Unless an Event of Default has occurred which is then continuing Agent shall (i) notify the Borrower at least two (2) Business Days prior to any such communication with the accountants of any Credit Party, and (ii) permit such Credit Party to participate in any such discussions or meetings.

5. COVENANTS

            5.1 Covenants

            Each Credit Party agrees that, from and after the date hereof and until the Termination Date, it shall comply with all covenants given by such Credit Party under Sections 5 and 6 of the US Credit Agreement which shall have the same effect as if such covenants were made directly to the Agent and the Lenders in this Agreement. Such Sections 5 and 6 are hereby incorporated by reference into this Agreement with the following exceptions:

            (a) all references in Section 5 to Borrowers (or Borrower Representative), the Agent and Lenders therein shall be read as references to the Borrower, Agent and Lenders herein,

            (b) the last four sentences of Section 5.4(c) of the US Credit Agreement shall be replaced with the following language: "All insurance proceeds that are to be made available to the Borrower or to any Credit Party to replace, repair, restore or rebuild the Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to the Borrower or Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a release from the cash collateral account be made to the Borrower or Credit Party in the amount requested to be released; and (ii) so long as the conditions set forth in
Section 2.2 have been met, Agent shall release funds from the cash collateral account. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied in accordance with the terms of the US Credit Agreement,

            (c) references in Section 5.4(c) therein to Section 1.3(d) shall be read as references to Section 1.3(d) of this Agreement,

            (d) references therein to "ERISA" shall be read to include "Canadian Pension Plans and Canadian Benefit Plans",

            (e) references to "Borrower's Eligible Inventory" or "Eligible Inventory" in Section 5.9 therein shall be read as references to "SMP Canada Eligible Inventory",

            (f) all references in Section 6 to the Agent and Lenders shall be read to include references to the Agent and Lenders herein and references to the "Borrowers" in Section 6 therein shall continue to be read as "Borrowers" under and as defined in the US Credit Agreement,

            (g) the reference to "Credit Party" in the sixth line of Section 6.1 therein shall be read as a reference to "Credit Party other than SMP Canada",

            (h) the references in Section 6 therein to "Loans", "Obligations", Pledge Agreement", "Security Agreement", "Material Adverse Effect", "Lien", "Loan Documents", "Default" and "Event of Default", shall be read to include "Loans", "Obligations", Pledge Agreement", "Security Agreement", "Material Adverse Effect", "Lien", "Loan Documents", "Default" and "Event of Default" as defined herein, and

            (i) the following language shall be added to the end of Section 6.9:
"No Credit Party shall permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law".

            (j) except as otherwise defined herein, capitalized terms used in such Section 5 shall have the meanings given to such terms in the US Credit Agreement and except as modified in this Section 5 capitalized terms used in
Section 6 therein shall have the meanings given to such terms in the US Credit Agreement.

            5.2 Additional Covenants. Each Credit Party agrees that, from and after the date hereof and until the Termination Date, it shall not:

            (a) incur any Indebtedness or other liability in favour of Canadian Imperial Bank of Commerce or any other financial institution with which the Borrower has established deposit accounts or other cash management services unless the applicable Credit Party shall have entered into a tri-party blocked account agreement with the Agent and the applicable financial institution in accordance with Annex C of this Agreement and shall have otherwise complied with the cash management arrangements set out in Annex C; provided that the foregoing shall not prevent the incurrence of Indebtedness or liabilities in favour of such financial institution in connection with the normal course operation of cash management services or deposit accounts with such financial institution (including any chargebacks which such financial institution may be required to make on account of cheques deposited which are subsequently returned in accordance with customary banking practices or in respect of adjustments due to clerical errors or calculation errors); and

            (b) (i) hold interests in any Person in the form of uncertificated securities, (ii) maintain a securities account with a securities intermediary, or (iii) maintain commodity accounts with a futures commission merchant or clearing house, unless in each case a Control Letter has been delivered to the Agent.

6. INTENTIONALLY OMITTED

7. TERM

            7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

            7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and the other Secured Parties, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            8.1 Events of Default. Each Credit Party executing this Agreement agrees that the "Events of Default" in Section 8.1 of the US Credit Agreement are hereby incorporated by reference into this Agreement (thereby constituting such matters as "Events of Default" hereunder), and (i) all references to Borrower, the Agent and Lenders therein shall be read as references to Borrower, the Agent and Lenders herein and all references to "Obligations", "Loan Document", "Lien", and "Collateral" shall mean "Obligations", "Loan Document", "Lien" and "Collateral" as defined herein, and (ii) except as otherwise modified herein, all capitalized terms used in such Section 8.1 of the US Credit Agreement shall have the meanings given to such terms in the US Credit Agreement. The occurrence of an "Event of Default" under the US Credit Agreement shall also constitute an "Event of Default" hereunder.

            8.2 Remedies.

            (a) If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice except as otherwise expressly provided herein, and subject to applicable statutory law, increase the rate of interest applicable to the Loan to the Default Rate.

            (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice:
(i) declare all or any portion of the Obligations, including all or any portion of the Loan to be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (ii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA and other applicable laws; provided, that upon the occurrence of an Event of Default specified in Section 8.1(h) or (i) of the US Credit Agreement, the Commitments shall be immediately terminated and all of the Obligations shall become immediately due and payable without declaration, notice or demand by any Person.

            8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party, the Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents of title, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws. All payments to be made by each Credit Party shall be made without set-off or counterclaim and without deduction of any kind.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

            9.1 Assignment and Participations.

            (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $1,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $1,000,000; and
(iv) include a payment to Agent of an assignment fee of $3,500, except no assignment fee is payable for assignments to an Affiliate of such assigning Lender. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder; provided, that prior to the occurrence of an Event of Default that is continuing, if such assignee is a non-resident of Canada for purposes of Part XIII of the ITA in respect of any payment that may be made by a Credit Party under any Loan Document, such assignee shall not be entitled to any gross-up payment or indemnification pursuant to Section 1.13 from any Credit Party on account of any Canadian withholding taxes (including interest and penalties in respect thereof) exigible on any such payment. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Term Notes in exchange for the Term Notes, if any, being assigned.

            (b) Any participation by a Lender of all or any part of its Commitment shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, the Loan, (ii) any extension of the scheduled amortization of the principal amount of the Loan or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15 and 1.16 hereof and Section 9.8 of the US Credit Agreement as incorporated herein by reference pursuant to Section 3.1 hereof, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender" except that, prior to an Event of Default, a participant that it is a non-resident of Canada in respect of any payment made by an Credit Party to such participant under the Loan Documents for the purposes of Part XIII of the ITA shall not be entitled to any payment of any additional amount or indemnification pursuant to Section 1.13 from any Credit Party in respect of any Canadian withholding taxes (including interest and penalties in respect thereof) exigible on any such payment. Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loan, the Term Notes or other Obligations owed to such Lender.

            (d) Each Credit party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c) of the US Credit Agreement.

            (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) and to the other Secured Parties; provided, that such Lender shall obtain from such assignees or participants or such other Secured Parties confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loan or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be entitled to receive payments of additional amounts or increased costs as a result of capital adequacy or similar requirements under Section 1.16(a) or
Section 1.16(b), in excess of the additional amounts or increased costs which the assignee or participating Lender is entitled to receive.

            (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrower, the option to provide to Borrower all or any part of the Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Loan and (ii) disclose on a confidential basis any non-public information relating to its Loan to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

            9.2 Appointment of Agent. GE Finance is hereby appointed to act on behalf of all Secured Parties as Agent under this Agreement and the other Loan Documents and is hereby authorized to appoint the US Agent to act on its behalf as agent under certain Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and the other Secured Parties and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Secured Parties and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Finance or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

            9.3 Agent's Reliance, Etc. Each Person executing this Agreement agrees that Sections 9.3, 9.4, 9.5, 9.6 and 9.8 of the US Credit Agreement are hereby incorporated by reference into this Agreement; provided that, (i) any reference therein to "this Agreement", shall mean the Agreement, (ii) the reference in Section 9.3 of the US Credit Agreement to the "Note" shall mean the "Term Note" under and as defined herein, (iii) the reference in Section 9.4 of the US Credit Agreement to "GE Capital" shall mean "GE Finance" under and as defined herein, (iv) the reference to "Section 3.4(a)" in Section 9.5 of the US Credit Agreement shall mean Section 3.4(a) of the US Credit Agreement, (v) the reference in Section 9.6 of the US Credit Agreement to "counsel fees" shall mean "legal fees", (vi) the reference in Section 9.7 of the US Credit Agreement to "Borrower Representative" shall mean the "Borrower" under and as defined herein, and (vii) except as otherwise modified herein, all capitalized terms used in Sections 9.3, 9.4, 9.5, 9.6 and 9.8 of the US Credit Agreement shall have the meanings given to such terms in this Agreement and all section references in such Sections 9.3, 9.4, 9.5, 9.6 and 9.8 shall refer to sections in this Agreement.

            9.4 INTENTIONALLY OMITTED

            9.5 INTENTIONALLY OMITTED

            9.6 INTENTIONALLY OMITTED

            9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of the Secured Parties, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or other entity whose business includes making commercial loans, in each case, organized under the laws of Canada or of any province thereof or named in
Schedule III to the BANK ACT (Canada) and has a combined capital and surplus of at least $100,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

            9.8 INTENTIONALLY OMITTED

            9.9 Loans; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Loans; Payments. On the 2nd Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the Loan. Provided that each Lender has funded all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loan. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (Toronto time) on the next Business Day following each Settlement Date.

            (b) INTENTIONALLY OMITTED

            (c) Return of Payments.

            (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such payment or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation), to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of the Loan held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F of the US Credit Agreement and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with Agent and each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Term Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10. SUCCESSORS AND ASSIGNS

            10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, to the extent applicable in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of any Credit Party, Agent and other Secured Parties with respect to the transactions contemplated hereby and no Person (other than a participant in the Loan being made available hereunder, as provided in Section 9.1) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

            11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Finance Fee Letter and any market flex provisions contained in the final commitment letter between Agent and Borrower shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

            11.2 Amendments and Waivers.

            (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders. In addition, any amendment, modification, termination or waiver of any provision of the US Credit Agreement, to the extent it applies to a section of such agreement that is incorporated by reference herein, shall be effective as an amendment, modification, termination or waiver herein without any further action on the part of any Person.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of the Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to the Loan; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)) or final maturity date of the principal amount of the Loan; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guarantee (except in connection with a sale of the Stock of the applicable Credit Party which is not in violation of the terms of this Agreement), or except as otherwise permitted herein or in the other Loan Documents, release, subordinate the Agent's Lien or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders);
(vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the term "Requisite Lenders" insofar as such definition affects the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Term Note shall be effective without the written concurrence of the holder of that Term Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Term Notes at the time outstanding and each future holder of the Term Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as "Non Consenting Lender"); or

                  (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained; then, so long as Agent is not a Non Consenting Lender, at Borrower's request, Agent, or a Person reasonably acceptable to Agent, shall have the right, with Agent's consent and in Agent's sole discretion (but shall have no obligation), to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non Consenting Lenders for an amount equal to the principal balance of the Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement within 180 days from the time such consent is requested.

            (e) Upon the indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders (other than claims for gross negligence or wilful misconduct), and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower financing change statements, mortgage releases and other documents or instruments necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

            11.3 Fees and Expenses. Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its legal counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (d) through (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of legal counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

            (a) INTENTIONALLY OMITTED;

            (b) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

            (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loan during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (e) any work-out or restructuring of the Loan during the pendency of one or more Events of Default; and

            (f) efforts to (i) monitor the Loan or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable legal counsels' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such legal counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

            11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

            11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

            11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

            11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court order, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

            11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

            11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit with Canada Post, registered mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or with Canada Post as otherwise provided in this Section 11.10); (c) upon receipt, when sent by electronic mail (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or Canada Post as otherwise provided in this Section 11.10 and such notice, demand, request, consent, approval, declaration or other communication shall be in "pdf" format and shall include the actual signature of the party sending such communication if that signature would be required or customary if the communication was delivered by telecopier;
(d) one (1) Business Day after deposit with a reputable courier for overnight delivery with all charges prepaid or (e) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            11.13 Press Releases and Related Matters. Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Finance or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Finance and without the prior written consent of GE Finance unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Finance before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using its name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrower for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

            11.14 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            11.15 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 11.9, with its counsel.

            11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            11.17 Judgment Currency.

            (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.17 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.17 being hereinafter in this Section 11.17 referred to as the "Judgment Conversion Date").

            (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 11.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

            (c) The term "rate of exchange" in this Section 11.17 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (Toronto time), would be prepared to sell, in accordance with Agent's normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

            (d) Unless otherwise specified, all references to dollar amounts in this Agreement shall mean US Dollars.

            11.18 Joint and Several Obligations. Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then Borrower's Obligations (and the Obligations of its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    SMP MOTOR PRODUCTS LTD.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    GE CANADA FINANCE HOLDING COMPANY,
                                    as Agent and Lender


                                    By:
                                       -----------------------------------------
                                            Duly Authorized Signatory

                                    BANK OF AMERICA N.A. BY ITS CANADA BRANCH


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    GMAC COMMERCIAL FINANCE CORPORATION CANADA


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    JPMORGAN CHASE BANK, N.A., TORONTO BRANCH


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    WELLS FARGO FINANCIAL CORPORATION CANADA


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    CONGRESS FINANCIAL CORPORATION CANADA


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                    STANDARD MOTOR PRODUCTS, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    STANRIC, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    MARDEVCO CREDIT CORP.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

The undersigned is a signatory to this Agreement solely to acknowledge its appointment pursuant to Section 9.2 of this Agreement as Agent on behalf of the Agent and Secured Parties hereunder under the Security Agreement dated February 7, 2003 as amended by Amendment No. 1 dated as of the date hereof entered into between the undersigned and the Credit Parties that are signatory thereto.

                                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                                    US Agent


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

            "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account,

            "Accounts" means each and every "account", as such term is defined in the PPSA and all "claims" for purpose of the Civil Code of Quebec, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, claims and other forms of obligations (other than obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due or to become due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

            "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers, partners and trustees and
(d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" means GE Finance in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

            "Agreement" means the Credit Agreement among Borrower, the other Credit Parties thereto, GE Finance, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

            "Applicable Revolver Index Margin" and "Applicable Revolver LIBOR Margin" have the meanings ascribed thereto in the US Credit Agreement.

            "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

            "Blocked Accounts" has the meaning ascribed to it in Annex C.

            "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of Toronto.

            "Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Borrower has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

            "Canadian Pension Plans" means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

            "Cash Management Systems" means the cash management systems described in Annex C.

            "Closing Date" means December 29, 2005.

            "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

            "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, movable or immovable, now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favor of Agent, on behalf of the Secured Parties, to secure the Obligations.

            "Collateral Documents" means the Security Agreement, the Guarantees, the Mortgages, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F of the US Credit Agreement.

            "Collection Accounts" shall mean Agent's US Dollar account number 4002739 in the name of Agent at Royal Bank of Canada, Main Branch, Toronto, Ontario, or such other account(s) as may be specified in writing by Agent as the "Collection Accounts".

            "Commitment Termination Date" means the earliest of (a) December 31, 2008, (b) the date of termination of Lenders' obligations to permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrower of the Loan, and (d) the "Commitment Termination Date", as such term is defined in the US Credit Agreement.

            "Commitments" means (a) as to any Lender, the Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Term Loan Commitments, which aggregate commitment shall be Seven Million US Dollars (US$7,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Concentration Account" has the meaning ascribed to it in Annex C.

            "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest or other Lien in the applicable financial assets in a manner reasonably satisfactory to Agent, acknowledges the Lien of Agent, on behalf of the Secured Parties, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

            "Credit Parties" means Borrower and each of, Standard Motor Products, Inc., Stanric, Inc., Mardevco Credit Corp. and any other subsidiary of the Parent, and "Credit Party" means any of them.

            Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning ascribed to it in Section 1.5(d).

            "Environmental Laws" means all applicable federal, provincial, territorial, municipal, local and foreign laws (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, standards, orders-in-council, and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human, plant or animal health or safety, the environment or natural resources (including air, surface water, groundwater, wetlands, land, soil, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species At Risk Act, the Hazardous Products Act, the Canada Shipping Act and the Canada Wildlife Act.

            "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, costs (including any response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs), losses, damages (including any punitive damages, property damages, natural resource damages, consequential damages, treble damages) and expenses (including all reasonable fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation order (including judicial and administrative orders), proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, statute regulation, equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material, whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equivalent Amount" means, on any date of determination, with respect to obligations or valuations denominated in one currency (the "first currency"), the amount of another currency (the "second currency") which would result from the Agent converting the first currency into the second currency at approximately 12:00 noon (Toronto time) on such day in accordance with Agent's customary practice for commercial loans being administered by it.

            "Event of Default" has the meaning ascribed to it in Section 8.1.

            "Federal Funds Rate" means for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E of the US Credit Agreement.

            "GE Finance" means GE Canada Finance Holding Company, a Nova Scotia unlimited liability company.

            "GE Finance Fee Letter" means that certain letter, dated as of December 29, 2005, between GE Finance, General Electric Capital Corporation, Borrower, Standard Motor Products, Inc., Stanric, Inc. and Mardevco Credit Corp. with respect to certain Fees to be paid from time to time by Borrower to GE Finance.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantees" means any guarantee executed by any Guarantor in favour of Agent or US Agent on behalf of the Secured Parties in respect of the Obligations of Borrower.

            "Guarantors" means each Person, if any, that executes a guarantee or other similar agreement in favor of Agent, for itself and the ratable benefit of other Secured Parties, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is (a) defined as a "solid waste", "hazardous waste", "hazardous material", "hazardous substance", "dangerous goods", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant", "hazardous constituent", "special waste", "toxic substance" or other similar term or phrase under any applicable Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Indebtedness" has the meaning ascribed thereto in the US Credit Agreement and shall include the Obligations as defined in this Agreement.

            "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

            "Indemnified Person" has the meaning ascribed to it in Section 1.13.

            "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Instruments" means all "instruments", as such term is defined in the PPSA, now or hereafter owned or acquired by any Credit Party, wherever located, and, in any event, including, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

            "ITA" means the Income Tax Act (Canada).

            "Lenders" means GE Finance, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

            "LIBOR Business Day" means a Business Day on which banks in the City of London, England are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" means with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on the immediately preceding LIBOR Business Day;

            (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

            (e) Borrower shall select LIBOR Periods so that there shall be no more than two (2) separate LIBOR Loans in existence at any one time.

            "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period; divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board, that are required to be maintained by a member bank of the Federal Reserve System.

            If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

            "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA or comparable notice filing under the law of any other jurisdiction).

            "Loan Account" has the meaning ascribed to it in Section 1.12.

            "Loan Documents" means the Agreement, the Term Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent, US Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, US Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loan" means the Term Loan.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party or the Credit Parties considered as a whole, (b) Borrower's ability to pay the Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures or net loss of revenues, individually or in the aggregate to any Credit Party in any 20-day period in excess of $30,000,000 shall constitute a Material Adverse Effect.

            "Mortgaged Properties" has the meaning assigned to it in Annex D.

            "Mortgages" means each of the mortgages, debentures, deeds of trust, deeds of hypothec, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of the Secured Parties with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

            "Non-Funding Lender" has the meaning ascribed to it in Section
9.9(a).

            "Notice of Conversion/Continuation-LIBOR" has the meaning ascribed to it in Section 1.5(e).

            "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents to any Credit Party. This term includes all principal, interest (including all interest that accrues after the commencement of any bankruptcy or insolvency proceeding upon or after the insolvency of a Credit Party, whether or not allowed in such proceeding), Fees, expenses, legal fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Permitted Encumbrances" has the meaning ascribed thereto in the US Credit Agreement and shall include, presently existing or hereafter created Liens in favour of Agent, on behalf of Lenders.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "PPSA" shall mean the PERSONAL PROPERTY SECURITY ACT (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent's or US Agent's security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

            "Pro Rata Share" means with respect to all matters relating to any Lender (a) the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, and (b) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

            "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any "accredited investor" (as defined under Ontario Securities Commission Rule 45-501, as amended, supplemented, replaced and otherwise modified from time to time) which extends credit or buys loans as one of its businesses, including a mutual fund, lease financing company and commercial finance company, in each case, which has a rating of BBB or higher from Standard & Poor's Ratings Group or Dominion Bond Rating Service Limited or a rating of Baa2 or higher from Moody's Investor Services Inc. at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower; provided that no Person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person proposed to become a Lender other than a Person that is already a Lender after the Closing Date and that holds Stock issued by any Credit Party shall be a Qualified Assignee.

            "Real Estate" has the meaning ascribed to it in the US Credit Agreement.

            "Related Transactions" means the borrowing under the Term Loan on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

            "Related Transactions Documents" means the Loan Documents and the US Credit Agreement, and all other agreements or instruments executed in connection with the Related Transactions.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Loans.

            "Restricted Payment" has the meaning ascribed thereto in the US Credit Agreement.

            "Secured Parties" means (1) the Agent on behalf of (a) itself, and
(b) the Term Lenders and (2) the Term Lenders.

            "Security Agreement" means collectively (1) the Security Agreement of even date herewith entered into between Agent on behalf of Secured Parties and the Borrower, and (2) the Security Agreement dated February 7, 2003, as amended by amendment No. 1 dated of even date herewith entered into between the US Agent, on behalf of, among others, Secured Parties, and the Credit Party that is signatory thereto.

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

            "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Borrower.

            "Tax" and "Taxes" includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), net worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

            "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and (c) Borrower shall not have any further right to borrow any monies under the Agreement.

            "Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

            "Term Loan Commitment" means (a) as to any Lender the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Seven Million US Dollars (US$7,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

            "Term Notes" has the meaning assigned to it in Section 1.1(a).

            "US Agent" means General Electric Capital Corporation, in its capacity as agent under the US Credit Agreement.

            "US Credit Agreement" means the Amended and Restated Credit Agreement dated as of February 7, 2003 among Standard Motor Products, Inc., Mardevco Credit Corp., and Stanric, Inc., as borrowers, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, General Electric Capital Corporation, as agent and lender, Bank of America, N.A., as lender and syndication agent and GMAC Commercial Finance LLC (as successor by merger to GMAC Commercial Credit LLC), as lender and as documentation agent, as such agreement may be further amended, restated, modified or substituted from time to time.

            "US Dollars" or "US$" or "$" shall means the lawful currency of the United States of America.

            "US Loan Documents" means the "Loan Documents", as such term is defined in the US Credit Agreement.

            Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth in Annex G of the US Credit Agreement. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                     ANNEX B

                              INTENTIONALLY OMITTED

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

            Subject to Section 5.2(a) of the Agreement, Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

            (a) Subject to Section 5.2(a) of the Agreement, Borrower shall (i) establish blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.18) of the US Credit Agreement, and (ii) deposit, and cause its Subsidiaries to deposit, or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, cheques, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more Blocked Accounts in Borrower's name or any such Subsidiary's name and at a bank identified in Disclosure Schedule (3.18) of the US Credit Agreement (each, a "Relationship Bank"). Subject to Section 5.2(a) of the Agreement, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank that shall be designated as the Concentration Account bank for Borrower in Disclosure Schedule (3.18) of the US Credit Agreement (the "Concentration Account Bank"), which bank shall be reasonably satisfactory to Agent.

            (b) INTENTIONALLY OMITTED

            (c) Subject to Section 5.2(a) of the Agreement, the Concentration Account Bank and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of the Secured Parties, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than (1) for payment of its service fees and other charges directly related to the administration of such accounts, (2) (in the cases of Blocked Accounts maintained in Canada) for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts, (3) for returned cheques or other items of payment, or (4) in accordance with any court order, notice of garnishment or applicable law binding on such Relationship Bank; and
(iii) from and after execution thereof (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Event") from Agent (which Activation Notice may be given by Agent at any time at which (1) an Event of Default has occurred and is continuing or (2) an event or circumstance having a Material Adverse Effect has occurred, (any of the foregoing being referred to herein as an "Activation Notice" to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees, from and after receipt of an Activation Notice from Agent upon the occurrence of an Activation Event to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s) Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in payroll accounts as of any date of determination in excess of cheques outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            (d) So long as no Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) of the US Credit Agreement to add or replace a Relationship Bank or Blocked Account or to replace any Concentration Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

            (e) The Blocked Accounts, and the Concentration Account shall be cash collateral accounts, with all cash, cheques and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent or US Agent, on behalf of the Secured Parties, pursuant to the Collateral Accounts.

            (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (g) Upon the establishment of the Cash Management Systems in accordance with the terms hereof, Borrower shall, and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of Secured Parties, all cheques, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any cheques, cash or other items of payment, deposit the same into a Blocked Account. Borrower on behalf of itself and each Related Person acknowledges and agrees that all cash, cheques or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall, after the establishment of the Cash Management System described herein, be deposited directly into Blocked Accounts.

                            ANNEX D (SECTION 2.1(A))
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

            In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

            A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

            B. Term Notes. Duly executed originals of the Term Notes for each applicable Lender, dated the Closing Date.

            C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

            D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 of the US Credit Agreement are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements, as reasonably requested by Agent, in favour of Secured Parties.

            E. Security Interests and PPSA Filings. (a) Evidence satisfactory to Agent that Agent or US Agent, as the case may be (for the benefit of itself and the other Secured Parties), has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the PPSA and other notice filings and applicable documents under the laws of any jurisdiction with respect to the perfection and publication of Liens) as Agent may request in order to perfect and publish its security interests in the Collateral, and (ii) copies of search reports listing all effective financing statements and other applicable notice of lien filings that name any Credit Party as debtor (including its French form of name), together with certificates of the applicable Governmental Authority constituting evidence thereof, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

            (b) Evidence reasonably satisfactory to Agent, including copies, of all financing statements and other applicable notices of Lien filings filed in favour of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

            F. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan.

            G. INTENTIONALLY OMITTED

            H. Constating Documents and Status. For each Credit Party, such Person's (a) constating documents and all amendments thereto, (b) certificates of compliance or status (or applicable equivalent thereof) evidencing Borrower's qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable authorized Governmental Authority.

            I. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

            J. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

            K. Opinions of Counsel. Duly executed originals of opinions of Borden Ladner Gervais LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Secured Parties or to include in such opinion an express statement to the effect that the Secured Parties are authorized to rely on such opinion as though they were addressees.

            L. INTENTIONALLY OMITTED

            M. Accountants' Letter. A letter from the Credit Parties to their independent chartered accountants authorizing such accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

            N. Fee Letter. Duly executed originals of the GE Finance Fee Letter.

            O. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of Borrower, dated the Closing Date, stating that, since December 31, 2004 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) before and after giving effect to the transactions contemplated by the Credit Agreement, each Credit Party will be Solvent, and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

            P. Waivers. Agent, on behalf of the Secured Parties, shall have received landlord agreements, mortgagee agreements and bailee letters in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9 of the US Credit Agreement.

            Q. Mortgages. Mortgages covering all of the owned real property owned by the Borrower or any other Credit Party (the "Mortgaged Properties") together with: (a) title insurance policies, in each case, reasonably satisfactory in form and substance to Agent, in its sole discretion; and (b) evidence that the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority or ranking lien (subject to Permitted Encumbrances) on each Mortgaged Property in favour of Agent for the benefit of itself and Lenders.

            R. Environmental Reports. Agent shall have received Environmental site Assessment Reports on all of the Real Estate in form and substance satisfactory to the Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

            S. Appraisals. Agent shall have received appraisals as to all Equipment, all Inventory and as to each parcel of the Mortgaged Properties, each of which shall be in form and substance reasonably satisfactory to Agent.

            T. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in
Section 3.4 of the US Credit Agreement, certified by Borrower's Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents, and (b) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

            U. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request.

                                     ANNEX E

                              INTENTIONALLY OMITTED

                                     ANNEX F

                              INTENTIONALLY OMITTED

                                     ANNEX G

                              INTENTIONALLY OMITTED

                            ANNEX H (SECTION 1.1(D))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION

Name:                               GE Canada Finance Holding Company

Bank:                               Royal Bank of Canada
                                    200 Bay Street
                                    Main Branch
                                    Toronto, Ontario

Bank No.:                           003

Transfer No.:                       00002

Account name:                       GE Canada Finance Holding Company Receipts

Account No.:                        4002739

Reference:                          CUD1004

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital, at:

      GE Canada Finance Holding Company
      c/o GE Commercial Finance
      201 Merritt 7-3rd Floor
      Norwalk, CT 06856-5201

      Attention: Account Manager
      Telecopier No.: (203) 956-4240
      Telephone No.: (203) 956-4115

      General Electric Capital Corporation
      201 Merritt 7 - 3rd Floor
      Norwalk, CT 06856-5201

      Attention: Corporate Counsel - Corporate Financial Services

      Telecopier No.: (203) 956-4001
      Telephone No.: (203) 956-4383

(B)   If to Borrower, at:

      SMP Motor Products Ltd.
      c/o Standard Motor Products, Inc.
      37-18 Northern Blvd.
      Long Island City, NY 11101

      Attention: Treasurer
      Telecopier No.: (718) 784-3284
      Telephone No.: (718) 392-0200

      with copies to:

      SMP Motor Products Ltd.
      c/o Standard Motor Products, Inc.
      37-18 Northern Blvd.
      Long Island City, NY 11101

      Attention: General Counsel
      Telecopier No.: (718) 784-3284
      Telephone No.: (718) 392-0200

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT

Lender(s):

GE Canada Finance Holding Company                               $3,040,983.60
GMAC Commercial Finance Corporation Canada                      $860,655.74
Wells Fargo Financial Corporation Canada                        $573,770.49
Congress Financial Corporation Canada                           $918,032.79
Bank of America N.A. by its Canada Branch                       $1,032,786.89
JPMorgan Chase Bank N.A., Toronto Branch                        $573,770.49

Term Loan Commitment:                                           $7,000,000

                                   EXHIBIT 1.1
                                       TO
                                CREDIT AGREEMENT

                             FORM OF TERM NOTE (US$)

                                                              [TORONTO, ONTARIO]

$[_______________]                                                        [DATE]

      FOR VALUE RECEIVED, the undersigned, SMP MOTOR PRODUCTS LTD., a Canada corporation ("BORROWER"), HEREBY, PROMISES TO PAY to the order of [_____________________] (a "LENDER") at the offices of GE CANADA FINANCE HOLDING COMPANY, a Nova Scotia unlimited liability company, as Agent on behalf of the Secured Parties ("AGENT"), at its address at 11 King Street West, Suite 1500, Toronto, Ontario, M5H 4C7, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States and in immediately available funds, the amount of $_________________________ U.S. DOLLARS (US$_________). All capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

      This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of December o, 2005 by and among SMP Motor Products Ltd., as Borrower, the other Persons named therein as Credit Parties, Agent on behalf of the Secured Parties and, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT") and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, however, that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

      The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

      If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

      Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest is hereby waived by Borrower.

      Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

      THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

                                    SMP MOTOR PRODUCTS LTD.


                                    By:
                                       ------------------------------------
                                       Name:   o
                                       Title:  o


                                    By:
                                       ------------------------------------
                                       Name:   o
                                       Title:  o

                                 EXHIBIT 1.5(E)
                                       TO
                                CREDIT AGREEMENT

                FORM OF NOTICE OF CONVERSION/CONTINUATION- LIBOR

                                                                          [DATE]

            Reference is made to that certain Credit Agreement dated as of December o, 2005 by and among the undersigned, SMP MOTOR PRODUCTS LTD., a Canada corporation ("BORROWER"), the other Persons named therein as Credit Parties, GE Canada Finance Holding Company, a Nova Scotia unlimited liability company, as Agent on behalf of the Secured Parties, the other Persons party thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

            Borrower hereby gives irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

      (a) on [DATE] convert US$___________ of the aggregate outstanding principal amount of the Loans being interest at the [________] Rate into a(n) [________] Loan [AND, IN THE CASE OF A LIBOR LOAN, HAVING A LIBOR PERIOD OF [ONE] [TWO] [THREE] MONTHS(S)]; and

      (b) on [DATE] continue US$___________ of the aggregate outstanding principal amount of the Loan bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [ONE] [TWO] [THREE] months and ending on [DATE].

            Borrower hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and reaffirms the continuance of Agent's Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

            IN WITNESS WHEREOF, Borrower has caused this Notice of Conversion/Continuation - LIBOR be executed and delivered by its duly authorized officer as of the date first set forth above.

                                    SMP MOTOR PRODUCTS LTD.


                                    By:
                                       ------------------------------------
                                       Name:   o
                                       Title:  o


                                    By:
                                       ------------------------------------
                                       Name:   o
                                       Title:  o

                  EXHIBIT 9.1(A) - FORM OF ASSIGNMENT AGREEMENT

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "AGREEMENT") is made as of ____________, 20__ between __________________________________ ("ASSIGNOR LENDER") and
________________________ ("ASSIGNEE LENDER") and acknowledged and consented to by GE CANADA FINANCE HOLDING COMPANY, as agent ("AGENT"). All capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS

WHEREAS SMP MOTOR PRODUCTS LTD./PRODUITS AUTOMOBILES SMP LTEE, a Canada corporation, as borrower ("BORROWER"), the other Credit Parties thereunder from time to time, the other Persons signatory thereto as Lenders from time to time and the Agent entered into a Credit Agreement dated as of December o, 2005 (as amended, restated, supplemented and otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which Assignor Lender has agreed to make certain Loans to Borrower.

WHEREAS Assignor Lender desires to assign to Assignee Lender [ALL/A PORTION] of its interest in the Loan, and the Collateral and to delegate to Assignee Lender [ALL/A PORTION] of its Commitments and other duties with respect to the Loan and the Collateral.

WHEREAS Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender.

WHEREAS Assignee Lender desires to appoint Agent to serve as Agent for Assignee Lender under the Credit Agreement.

      FOR VALUE RECEIVED, Assignor Lender and Assignee Lender agree as follows:

1. ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1 Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [ALL/SUCH PERCENTAGE] of Assignor Lender's right, title, and interest in the Loans, the Loan Documents and the Collateral as will result in Assignee Lender having, as of the Effective Date (as hereinafter defined), a Pro Rata Share thereof, as follows:

         ASSIGNEE
      LENDER'S LOANS                PRINCIPAL AMOUNT              PRO RATA SHARE

           Loan                      $____________                     ____%

1.2 Delegation

Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [ALL/A PORTION] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Term Loan Commitment (such percentage representing a Commitment of $____________).

1.3 Acceptance by Assignee

By its execution of this Agreement, Assignee Lender hereby irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4 Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective, and Assignee Lender will become a Lender under the Loan Documents, as of [THE DATE OF THIS AGREEMENT] ("EFFECTIVE Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [INTEREST AND FEES ACCRUED PRIOR TO THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNOR LENDER, AND INTEREST AND FEES ACCRUED FROM AND AFTER THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNEE LENDER.]

2. INITIAL PAYMENT

2.1 Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, for value not later than 12:00 noon on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans, as set forth above in Section 1.1 [TOGETHER WITH ACCRUED INTEREST, FEES AND OTHER AMOUNTS AS SET FORTH ON SCHEDULE 2.1] (the "ASSIGNED AMOUNT").

2.2 Payment of Assignment Fee

[ASSIGNOR LENDER AND/OR ASSIGNEE LENDER] will pay to Agent, for its own account, for value not later than 12:00 noon (Toronto time) on the Effective Date, the assignment fee in the amount of $3,500 (the "ASSIGNMENT FEE"), as required pursuant to Section 9.1(a) of the Credit Agreement.

2.3 Execution and Delivery of Term Notes.

Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Term Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [ASSIGNOR LENDER AND] Assignee Lender, new executed Term Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Pro Rata Share[S] in the Loans after giving effect to the assignment described in Section 1. Each new Term Note will be issued in the aggregate maximum principal amount of the [APPLICABLE] Commitment [OF THE LENDER TO WHOM SUCH TERM NOTE IS ISSUED] OR [THE ASSIGNEE LENDER].

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Assignee Lender's Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants to Assignor Lender and Agent the following:

(a) this Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable against Assignee Lender according to its terms;

(b) the execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loan, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loan, and the Commitments for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control; and

(f) As of the Effective Date, Assignee Lender, [(I) IS NOT SUBJECT TO CAPITAL ADEQUACY OR SIMILAR REQUIREMENTS UNDER SECTION 1.16(A) OF THE CREDIT AGREEMENT, (II) DOES NOT REQUIRE THE PAYMENT OF ANY AMOUNT ON ACCOUNT OF INCREASED COSTS UNDER SECTION 1.16(B) OF THE CREDIT AGREEMENT,] (iii) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing; and

3.2 Assignor Lender's Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants to Assignee Lender the following:

(a)   Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) this Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable against Assignor Lender according to its terms;

(c) the execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) this Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4. LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2 of the US Credit Agreement which Section is incorporated by reference into the Credit Agreement) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loan or the Commitments or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5. FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. APPLICABLE LAW

This Agreement will be construed in accordance with and governed by the laws of the Province of Ontario applicable to contracts made and performed in that Province.

12. COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                        ASSIGNOR LENDER:


By:                                     By:
   ---------------------------------       ---------------------------------
       Name:                                   Name:
       Title:                                  Title:


Notice Address:                         Notice Address:

------------------------------------    ------------------------------------

------------------------------------    ------------------------------------


ACKNOWLEDGED AND CONSENTED TO:

GE CANADA FINANCE HOLDING COMPANY,
as Agent


By:
   ---------------------------------
       Name:
       Duly Authorized Signatory